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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 333-17567 of Primark Corporation on Form S-8 of our report dated May 28, 1998, appearing in this Annual Report on Form 11-K of Primark Corporation Savings and Stock Ownership Plan for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP


Boston, Massachusetts
June 24, 1998